Exhibit 99.2

Media Relations Contact:
Brian Ziel (408.658.1540)
brian.ziel@seagate.com

SEAGATE TECHNOLOGY ANNOUNCES $2.5 BILLION SHARE REPURCHASE

CUPERTINO, CA — April 26, 2012 — Seagate Technology plc (“Seagate” or the “Company”) (NASDAQ: STX) today announced that its Board of Directors has authorized the Company to repurchase up to $2.5 billion of its outstanding ordinary shares (the “April 2012 Authorization”).  Seagate, as a result of the April 2012 Authorization and other current repurchase authorizations, currently has a total authorized unutilized capacity for repurchases of approximately $3.5 billion under these authorizations.

“The repurchase authorization reflects the confidence that the Board and the executive management team have in Seagate’s ability to generate cash, while still investing in innovation and growth opportunities,” said Steve Luczo, CEO of Seagate.  “Importantly, it supports and is consistent with our ongoing focus on returning value to our shareholders.”

Seagate expects to fund the share repurchase through a combination of cash on hand, future cash flow from operations and potential alternative sources of financing.  The shares will be redeemed in such amounts as management deems appropriate in light of prevailing market and economic conditions, alternative uses of capital, regulatory requirements and other factors.  In implementing its repurchase program, the Company may utilize a variety of methods, which may include open market purchases, privately negotiated transactions, block trades, accelerated share repurchase transactions or by any combination of the foregoing.  Purchases may be made on a case by case basis or on a non-discretionary basis in a manner designed to comply with the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934.  All repurchases will be effected as redemptions in accordance with the Company’s Articles of Association.  The April 2012 Authorization does not obligate the Company to acquire any particular amount of ordinary shares and may be suspended or discontinued at any time at the Company’s discretion.

As the Company will effect the repurchases under the April 2012 Authorization, as under the current authorizations, by way of redemption in accordance with its Articles of Association, the Company is not required to post such redemptions to the Company’s website.

In connection with the April 2012 Authorization, the Company also announced that it has terminated its Anti-Dilution Share Repurchase Program, previously authorized by the Board on January 27, 2010 and publicly announced on February 1, 2010.

About Seagate

Seagate is the world leader in hard disk drives and storage solutions.  Learn more at seagate.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, statements about our plans, strategies and prospects for the fiscal quarter ending March 30, 2012 and beyond, and whether or the magnitude and manner in which we make share redemptions. These statements identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this press release. Current expectations, forecasts and assumptions involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control. In particular, the uncertainty in global economic conditions continues to pose a risk to the Company’s operating and financial performance as consumers and businesses may defer purchases in response to tighter credit and financial news. Such risks and uncertainties also include, but are not limited to, the impact of the variable demand and pricing environment for disk drives, particularly in view of current business and economic conditions; dependence on the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; and possible excess industry supply with respect to particular disk drive products; the Company’s ability to achieve projected cost savings in connection with restructuring plans; the risk that we will incur significant incremental costs in connection with our recently executed transaction with Samsung Electronics Co., Ltd. (“Samsung”) or that we will not achieve the benefits expected from such transaction; and significant disruption to the industry supply chain due to the severe flooding throughout parts of Thailand. Information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on August 17, 2011, and in the Company’s Quarterly Reports on Form 10-Q as filed with the U.S. Securities and Exchange Commission on October 27, 2011 and February 1, 2012 which statements are incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.